CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of C-Phone Corporation (formerly "Target Technologies, Inc.") on Form S-8 (File No. 33-95306) of our report dated May 8, 1997, on our audits of the financial statements of C-Phone Corporation as of February 28, 1997 and February 29, 1996, and for the three years in the period ended February 28, 1997, which report is included in this Annual Report on Form 10-KSB.





Raleigh, North Carolina
May 27, 1997